SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2012

Date of Report

(Date of Earliest Event Reported)

FIRST RATE STAFFING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54427	46-0708635

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2775 West Thomas Road

Suite 107

Phoenix, Arizona 85018

(Address of Principal Executive Offices)

(602) 442-5277

(Registrant’s Telephone Number)

The Company is concurrently filing a registration statement on Form S-1/A pursuant to the Securities Act of 1933 for the sale of up to 1,600,000 shares of its common stock by the holders thereof. Certain items indicated below are incorporated by reference to that registration statement and additional detailed information is discussed therein.

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On November 9, 2012, First Rate Staffing Corporation, a Delaware corporation (the “Company”), entered into merger agreements with each of First Rate Staffing, LLC, a California limited liability company (“First Rate California”), and First Rate Staffing, Inc., a Nevada corporation (“First Rate Nevada”), in separate mergers (collectively, and together, the “Mergers”) that were concurrently completed on November 13, 2012. The purpose of the Mergers was to facilitate and prepare the Company for a registration statement and/or public offering of securities. Prior to the Mergers, First Rate California and First Rate Nevada were under common control of the same group of shareholders.

The Mergers were effected by the Company through the exchange of (i) all of the outstanding membership interests of First Rate California for 2,000,000 shares of common stock of the Company, and (ii) all of the outstanding shares of First Rate Nevada for 2,000,000 shares of common stock of the Company. Accordingly, a total of 4,000,000 shares were issued in the Mergers.

First Rate California was formed in April 2010 in the State of California. Since its inception, First Rate California has provided recruiting and staffing services for temporary positions in light industrial, distribution center, assembly, and clerical businesses to clients in California.

First Rate Nevada was formed in March 2010 in the State of Nevada and is registered to do conduct business in the State of Arizona. Since its inception, First Rate Nevada has provided recruiting and staffing services for temporary positions in light industrial, distribution center, assembly, and clerical businesses to clients in Arizona.

As a result of the Mergers, each of First Rate California and First Rate Nevada has merged into and become a part of the Company. The Company, as the surviving entity from the Mergers, has taken over the respective operations and business plans of each of both First Rate California and First Rate Nevada.

Relationship with Tiber Creek Corporation

In April 2012, the Company (through First Rate Staffing) entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to First Rate Staffing; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Tiber Creek received cash fees from the Company of $45,000 and will receive an additional $20,000 at such time when the securities of the Company begin trading on the market. In addition, the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were permitted to retain the aggregate total of 500,000 shares. The engagement agreement also provides that the shares held by Tiber Creek and MB Americus shall be included in the registration statement filed by the Company. The engagement agreement further provides that the Company will not at any time take or allow any action (whether by reverse stock split or otherwise) which would have the effect of reducing the absolute number of Shares held by Tiber Creek and MB Americus.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Moosewood Acquisition, are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Moosewood Acquisition) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

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Business

Prior to the Mergers, the Company had no significant business, operations or plan. Accordingly, the business of the Company below is that of First Rate California and First Rate Nevada, each which merged into the Company in the Mergers.

The Company provides recruiting and staffing services for temporary positions in light industrial, distribution center, assembly, and clerical businesses. The Company’s client customization model allows it to integrate its services to its client-specific needs and thereby providing clients with the highest level of customer service. The Company strives to devote adequate time and attention to understand both the needs of its clients and the capabilities of its employees so that the Company can identify the best suitable matches between client needs and employee abilities. The Company is dedicated to achieving a high level of service for all of its clients and considers itself to be a loyal partner to meeting client demands. In this regard, the Company seeks to position itself not only as a pool of employee for its clients, but also as a dedicated business partner that understands its clients’ businesses and needs.

The Company considers itself to be a temporary staffing company within the broader staffing industry. However, the Company does conduct permanent placements at the request of existing clients.

Services provided to clients by the Company include recruiting, payroll, all state and federal taxes, worker’s compensation coverage, and screening and managing of clients’ contingent work force. The Company provides comprehensive screening and electronic verification (for federal employment eligibility requirements) for all employees. The Company also conducts reference checks of employees to ensure that the employers receive accurate and useful descriptions of employees’ backgrounds and experiences. The Company also operates a risk management department that helps client mitigate losses by implementing sound and effective risk management procedures at client sites. Clients receive these risk management services at no cost, helping them to reduce their own business risks and expenses.

The Company offers recruiting, human resources, workers’ compensation services, and risk management at no additional charge as part of the overall mark-up inclusive with the standard mark-up rate for temporary placement of employees. For example, a client may have a need for a certain number of temporary employees that fulfill a specific function. The Company recruits, screens, tests, and verifies employment eligibility for these individuals based on the requirements of the client. The Company also ensures that the employees are certified/licensed based on the equipment and facility that they will be operating within. The Company considers safety to be a very important priority since accidents directly impact workers’ compensation cost. Generally, workers’ compensation costs usually run from 6-10% of total costs. Risk management services, such as safety audits, certifications, and safety training, are typically provided at no additional charge (i.e. inclusive in the mark-up rate) to clients.

In the future, the Company plans to launch two new subsidiaries. These planned initiatives include a factoring subsidiary and a workers’ compensation captive. These two subsidiaries would dramatically reduce the cost of financing the Company’s operations as well as reducing its overall workers’ compensation costs.

Services

The Company prides itself on client customization by developing the service around its clients current operating procedures. The Company creates and maintains a fluid work environment between the client and the Company. In addition, the company also provides businesses with a high-caliber of employee available for project or permanent work. The Company listens to individual needs and customizes personnel solutions for both businesses and workers. The Company has designed an extensive service package with an emphasis on recruiting and risk management which is incorporated into its client customization model.

The Company maintains its high-caliber workforce though several important mechanism. First, the Company employs extensive screening and testing of employees before assigning employees. Employees must successfully pass the initial interview process with staffing coordinators where potential candidates must adeptly articulate their previous work experience and what skill-sets they have to offer. Second, if the employee passes the initial interview, he/she will be asked to complete secondary testing. This testing measures the employee’s ability in competency, math, and ability to follow instructions. This examination is time-constrained in order to also test for efficiency. Third, if the employee passes this portion of the screening he/she will be asked to take a safety exam. Fourth, if the safety exam is passed, the employee is then processed through E-Verify for employment eligibility and placed on an available list. Fifth, and finally, if the employee rejects the first assignments offered without valid cause, the employee will then be inactivated and placed as ineligible. This mechanism securely keeps the Company’s pool of qualified candidates as individuals ready and able to accept project assignments.

The Company does not apply one model to all situations, and instead maintains a fluid environment so that the Company can change as needed. Each team member is highly cross trained in all aspects of staffing. This allows each member to assist clients and employees with any situation. From operations to risk management to payroll, team members can handle client needs. Every employee is “guaranteed” from Company – meaning that if the employee does not meet the quality and/or performance standards of our client, we will refund the cost of that individual up to 8 hours. The “guarantee” is offered by the Company without specific conditions or limitations. Instead the Company evaluates the “guarantee” on a case-by-case basis as there are many scenarios where the Company could elect to refund or categorize the time worked as a ‘non-billable’ event. Examples of previous ‘non-billable’ events are: sales promotion (i.e. the Company offers that new clients who sign up to do business with the Company will not be charged for the first 200 hours) and customer satisfaction or goodwill (i.e. if an employee dramatically under-performed the standards of the Company or of the customer).

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Customized recruitments match client specific needs with the pool of available candidates. The Company refreshes this pool weekly, which allows the Company to provide only the best candidates in time effective manner. In addition, the Company attempts to reduce injuries and create a safer and more productive worksite, in that the Company will perform site safety evaluations, implement an early intervention program, perform safety training, OSHA Compliance, case management, claims review, back to work programs, and accident investigation.

Among the Company’s human resources services, the Company specifically provides each of the following specific set of services:

-Employees are thoroughly screened and tested to be sure they understand acceptable workplace practices.

-Employees are E-Verified to insure only legal workers are employed.

-Harassment and safe practices training is provided to all employees prior to hire.

-Full harassment trainings as needed by clients are also offered.

-Custom employee handbooks can be issued for specific locations.

-The Company carries out disciplinary action and employee improvement plans for workplace infractions.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. However, currently, the Company has no such strategic partners. The Company believes that the most important strategic partnerships will be expanded relationships that it can form with its existing customers. The Company’s management believes that adding more value to existing clients is the most efficient and useful route to building the Company’s business in a very competitive industry.

Examples of valuable strategic partnerships would include partnerships or ventures with existing clients. For example, the Company would seek to undertake a client referral program, by which existing clients would refer new clients to the Company that already work with the existing client. This relationship would provide current customers with the reliability that their business contacts will benefit from the strong customer focus and service of the Company. Additionally, the Company would offer rate discounts to existing clients for providing the new business referrals to the Company. Another type of relationship that would benefit the Company would be the affiliation with the Company’s contemplated factoring company once this entity can be established. Numerous clients of the Company that rely on outside financing to operate their business, so these clients would now have the option to use the Company’s factoring facility. This relationship would result in the reduction of overall financing cost for both the clients of the Company and the Company’s new factoring entity. A third example of a beneficial strategic partnership would involved providing existing clients an opportunity to join the workers’ compensation captive that the Company would like to ultimately build. By offering this workers’ compensation program to clients, the costs for workers’ compensation would be lowered across-the-board, resulting in lower charges on account of workers’ compensation for both the Company and its clients. Moreover, the new workers’ compensation captive’s business would be bolstered, also allowing it to build a larger suite of coverage and lowering per-employee operating costs.

The Company does work with several important suppliers/vendors that are important for its operations and success:

Arizona Bio & Safety Supply Co., LLC, located in Glendale, Arizona, provides the Company with personal protective equipment used in the Company’s operations.

The Company uses online recruiting sources, among other recruiting tools, including common websites, such as Careerbuilder.com.

Insurance is an important part of the Company’s overall operations, and Company maintains insurance for workers’ compensation matters and general liability.

The Company relies heavily on its software provider to manage payroll, factoring and other related human resources issues. Currently, the Company relies on Tempworks Software, but in the future, the Company may also consider other suitable software and service options.

Governmental Regulations

The Company does not need or require any approval from government authorities or agencies in order to operate its regular business and operations. However, the proposed expansion to the Company’s business would require government approvals.

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As an employment firm, the Company’s business is impacted from governmental regulations in the ordinary course of business. These regulations concern employment laws and rules. The Company must comply with all applicable federal and state wage and employment laws and rules. These regulations include, but are not limited to, the following: The Fair Labor Standards Act (FLSA), Occupational Safety and Health Act (OSH), The Consumer Credit Protection Act (CPCA as it pertains to wage garnishment), The Family and Medical Leave Act (FMLA), and Work Authorization. In addition, as employment laws and regulations are constantly changing, the Company must regularly evaluate if any new legislation requires it to comply with other or different laws.

Risk Management Program

The Company designed and created an industry-leading risk management and safety program. This program starts with the initial risk assessment of client sites. The Company’s risk management team will present a risk analysis to a new or potential client showing exposures and recommendations for correction. The Company’s risk management includes in the risk assessment proper training techniques for all employees to follow before being placed at the client site. This training incorporates the Company’s client required training as part of its customization model. Risk management also created a step by step “in case of injury” protocol to be followed which allows the Company to manage the claim from beginning to end to ensure the best possible chance that the claim remains first aid (non-recordable). If the claim does become a recordable injury, this program allows the Company to have the best possible chance to get the employee back to work and avoid litigation. The Early Intervention Nurse Program is one of the Company’s unique services that give the company a competitive edge on the competition. This program allows a medical professional to assist the employee via phone at the client site immediately when the injury occurs. First Rate Risk Management maintains relationships with all treating clinics where employees are seen in an attempt to get the clinic doctors to understand our treating philosophy.

The Company’s management believes, based on its knowledge and experience of the industry and its competitors, that its risk management and safety program is a leader in the industry. Workers’ compensation insurance is typically the highest cost associated with temporary staffing firms. As such, it is also the main contributor to the failure of temporary staffing firms. Many of the strategies and programs provided by the Company are not offered by its competitors. These novel initiatives include safety audits, accident prevention programs, 24/7 on-call risk managers, early intervention nursing programs, modified duty for injured workers, risk analysis (including restriction on employees performing duties outside of their job description or training), client site risk analysis and ongoing reporting. This collective effort in the area of risk management and safety has allowed the Company to secure contracts and keep its workers’ compensation insurance costs relatively low.

Early Intervention Program: The Company contracts with Risk Solutions to provide a unique on call nurse 24 hours a day. This practice allows the Company to diagnose injuries at the site to determine the extent of the injury and if the employee needs further medical treatment. If further medical treatment is needed, the nurse provides the risk management team with valuable information so we can insure that proper treatment is being administered by our contract clinic. The risk management team provides an extensive safety program to clients free of charge. From annual risk analysis to accident investigation, the risk management team is here to support clients.

Service Contracts

The Company enters into written service contracts with its customers. Among other things, these contracts provide that the Company will have various duties, including the following: (i) recruiting, screening, testing, qualifying, reference checking, and hiring employees; (ii) ensuring that Employment and Eligibility Verification form (I-9) is completed; (iii) maintaining all personnel files and payroll records for its employees; and (iv) withholding, paying, reporting all taxes, and issuing employee W-2 forms at the end of each year with respect to each employee provided to the customer as required by law. The Company also maintains workers’ compensation coverage for each of its employees. The Company also administers all unemployment claims with respect to each employee provided to customers. There are also obligations and requirements upon customers to ensure that the working relationship between the Company and its customers is smooth, efficient and successful.

Customers

The Company has a diverse array of customers across sectors. Key customers include the following (each of which comprises at least 5% or more of the Company’s sales): Essentials Packaging; States Logistics; Direct Chassis; Essentials, Inc.; Phillips Industries; and Premier Packaging. The Company also has many other customers, and plans to continue to grow its customer base.

Marketing and Sales

The Company has conducted limited advertising and marketing to date to reach new clients. To date, advertising and marketing has been centered on reaching potential employees. In all locations, the Company has used multiple resources to drive in potential new temporary employees. These tactics range from advertisements in newspapers, job boards, unemployment assist centers, as well as online advertisements. The Company also utilizes CareerBuilder to recruit for professional placements.

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The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use in order to grow its business and expand its customers. The Company eventually anticipates a significant budget and need for marketing activities. The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the Company’s services and competitive solutions. A variety of marketing approaches, emphasizing the competitive advantages and key differentiators of the Company’s services, are expected to be used in order to attract new customers and entice existing customers to do larger volumes of business with the Company.

The Company expects that its sales team will work closely with the marketing team to convert prospects into new customers. The sales team will be structured to align with target markets based on territory and customer patterns.

Operations

The Company requires that all potential employment candidates are required to complete an application process which screens for experience and work history. Upon completion, each candidate is interviewed by the Company’s staffing coordinators and is asked a series of questions based on the company’s local clientele's needs. The candidate is then given a sequence of competency testing to complete within an undisclosed timeframe to test for analytical and instruction following skills. At this point, the staffing coordinators make a determination to which client(s) the candidate is best suited based upon the most commonly filled positions. In the continued effort to provide the best candidates to clients, all employees are E-verified for employment eligibility. All employees are also subjected to additional testing (math and competency). The objective is to ensure that only the most qualified candidates fit current clients’ needs so that the Company can provide the highest level of service possible.

Revenues and Losses

The Company has posted revenues from operations based on its billings to, and services for, customers. Based solely on a combination of First Rate California and First Rate Nevada, the Company posted revenues of approximately $2.5 million during the partial-year 2010, approximately $6.1 million in the full-year 2011 and approximately $5.0 million for the first nine months of 2012.

The Company has a mixed record of net losses and profits. Based solely on a combination of First Rate California and First Rate Nevada, the Company posted net losses of $575 during the partial-year 2010, net profits of $21,315 in the full-year 2011 and net losses of $47,689 for the first nine months of 2012.

THE COMPANY

Employees and Organization

The Company presently has approximately 225 employees, consisting or approximately 175 employees in First Rate California and 50 employees in First Rate Nevada.

Most employees receive health benefits. The Company may offer additional fringe and welfare benefits in the future as the Company’s profits grow and/or the Company secures additional outside financing.

The Company considers its employees to be a prime strategic asset of its overall business and operations, and the Company strives to operate its business in a lean and cost-effective manner. The Company operates its business through the use of staffing coordinators, operation managers, sales managers, and senior management, all of which are integral to the success of the Company’s organization and operations. The Company’s model for its employment organization is based on the ratio of one employee for approximately every $1,000,000 in sales. The Company believes that this model compares favorably to an industry average based on one employee to every approximately $800,000 in sales.

Property

The Company currently has two physical locations: Santa Fe Springs, California and Phoenix, Arizona.

The Santa Fe Springs location consists of 1,000 square feet and is a monthly lease that is located in an office park on a major thoroughfare for southern Los Angeles County, California. The monthly lease cost is $1,015, and annually the Company expends $12,700 for such lease. This location is almost filled at capacity and offers limited street visibility.

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The Phoenix location consists of 1,600 square feet and is a yearly lease and is located at an intersection of a major thoroughfare for Phoenix, Arizona. The Phoenix location offers street visibility and room for growth. The monthly lease cost is $1,757, and annually the Company expends $20,750 for such lease.

The Company also anticipates opening an official corporate location in Irvine, California in the near future.

Subsidiaries

The Company has no subsidiaries.

Factoring Facilities

The Company uses factoring of accounts receivables in its business, and in conjunction with such factoring facilities, the Company pledges assets as collateral. Currently, the Company has factoring credit facilities with TAB Bank under multi-year agreements entered into by First Rate California and First Rate Nevada, respectively. Previously, the Company worked with another lender; however, as the Company’s business has grown and its operations have expanded, the Company established the new credit facilities with TAB Bank in August 2012.

Factoring is based only on the accounts receivables that are selected by the Company for sale to the lender. The lender purchases the selected accounts receivable and owns those receivables. The lender charges interest at about 9% per annum until the receivables are collected. The lender typically advances 90% of the amount of the receivable at the time of sale to the lender and then holds the other 10% in reserve pending collection of the receivable (i.e. as the lender collects the receivables, the lenders return the 10% reserve amount to the Company). If the lender cannot collect all or part of the receivable, the lender will charge the reserve account of the Company.

The collateral pledged to the lender is the actual accounts receivables. As part of its factoring arrangements, the Company has granted a continuing first position perfected priority security interest in collateral which includes all of the Company’s accounts receivables, inventory, equipment and investment property. The lenders can collect proceeds against this collateral and liquidate the collateral under certain circumstances. In the event of a default by the Company under the factoring/lending arrangement, all outstanding obligations of the Company could be accelerated, resulting in significant damage to the Company’s business, operations and relationship with key clients.

Summary Financial Information

As the Company had no operations or specific business plan until the Mergers, the information presented below is with respect to First Rate California and First Rate Nevada, respectively, each of which was merged into the Company in November 2012 as a result of the Mergers.

The statements of operations data for the year ended December 31, 2011 and the period from April 2, 2010 (Inception) through December 31, 2010, and the balance sheet data as of December 31, 2011 and at December 2010, respectively, are derived from the audited financial statements of First Rate California and related notes thereto included herewith. The statement of operations data for the nine months ended September 30, 2012 provided below is derived from the unaudited financial statements of First Rate California and related notes thereto included herewith.

	Nine months ended	Year ended	April 2, 2010 (Inception)
	September 30, 2012	December 31, 2011	through December 31, 2010
	(unaudited)
Statement of operations data
Revenue	$3,769,005	$4,774,545	$1,813,577
Gross profit	$415,142	$418,283	$136,082
Income (Loss) from operations	$(16,628)	$120,783	$39,295
Net income (loss)	$(27,778)	$63,518	$15,106

	At September 30, 2012	At December 31, 2011	At December 31, 2010
	(unaudited)
Balance sheet data
Cash	$11,647	$11,796	$2,310
Other assets	$315,837	$112,451	$67,992
Total assets	$327,484	$124,247	$70,302
Total liabilities	$262,293	$21,368	$27,204
Total members’ equity (deficit)	$65,191	$102,879	$43,098

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The statements of operations data for the year ended December 31, 2011 and the period from March 24, 2010 (Inception) through December 31, 2010, and the balance sheet data as of December 31, 2011 and at December 2010, respectively, are derived from the audited financial statements of First Rate Nevada and related notes thereto included herewith. The statement of operations data for the nine months ended September 30, 2012 provided below is derived from the unaudited financial statements of First Rate Nevada and related notes thereto included herewith.

	Nine months ended	Year ended	March 24, 2010 (Inception)
	September 30, 2012	December 31, 2011	through December 31, 2010
	(unaudited)
Statement of operations data
Revenue	$1,253,387	$1,324,497	$685,346
Gross profit	$138,141	$146,736	$69,158
Income (Loss) from operations	$(19,214)	$(25,227)	$(8,163)
Net income (loss)	$(19,911)	$(42,203)	$(15,681)

	At September 30, 2012	At December 31, 2011	At December 31, 2010
	(unaudited)
Balance sheet data
Cash	$82,250	$116	$10,340
Other assets	$61,144	$17,089	$22,271
Total assets	$143,393	$17,205	$32,611
Total liabilities	$173,681	$27,581	$7,622
Total shareholders’ equity (deficit)	$(30,287)	$(10,376)	$24,989

Management's Discussion and Analysis of Financial Condition and Results of Operations

References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” are to First State California and First State Nevada, respectively.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the company to continue as a going concern.

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Revenues and Losses

The Company has posted revenues from operations based on its billings to, and services for, customers. Based solely on a combination of First Rate California and First Rate Nevada, the Company posted revenues of approximately $2.5 million during the partial-year 2010, approximately $6.1 million in the full-year 2011 and approximately $5.0 million for the first nine months of 2012.

The Company has a mixed record of net losses and profits. Based solely on a combination of First Rate California and First Rate Nevada, the Company posted net losses of $575 during the partial-year 2010, net profits of $21,315 in the full-year 2011 and net losses of $47,689 for the first nine months of 2012.

Equipment Financing

The Company has no existing equipment financing arrangements.

Pricing

Pricing for services is dependent on several variables ranging from credit, risk exposure, payment terms, payment methods, volume, and potential for growth. Applicable pricing is specified in customer services agreements. The Company typically charges client by marking up the pay of employees or through other bill rates (i.e. the Company charges the client an hourly rate that is a premium (mark-up) to the hourly wage that the Company pays to the employee).

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The mark-up charged by the Company on temporary staff varies for a number of reasons. For example, in some arrangements, the marked-up rate charged to the client includes compensation, all taxes, unemployment charges, workers’ compensation costs and a profit for the Company. Notably, unemployment withholding and other charges vary by State and these differences impact this mark-up. In addition, workers’ compensation cost codes are assigned to the employee based on the job description, which is a significant variable in costs (for example, a clerical worker may have s rate of $00.80- $1.50 per hundred dollars of payroll while a fork lift driver may cost $5.00-$7.00 per hundred dollars of payroll). The Company might charge a higher mark-up to compensate for situations with higher workers’ compensation costs (i.e. in the instance of the fork-lift driver in the preceding example). Pricing and the rate of mark-up is also impacted by the relationship of the Company with the applicable customer. Clients that provide a large volume of business (typically over 75 employees) would generally receive discounted rates. On the other hand, clients at which employees have consistently incurred injuries or clients which have a history of injuries in their business will generally be charged an additional mark-up rate to counteract this expected cost and potential liability. Finally, the Company also offers clients discounts when clients refer new employees to the Company.

Potential Revenue

The Company expects to earn potential revenue from existing client services engagements whereby employees are placed at these clients. The Company prospects for new clients on an ongoing basis and also seeks additional revenue enhancement opportunities from existing clients.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to expand its business plan or strategy over the next two years will be jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Capital Resources

As of September 30, 2012, First Rate California had cash available of $11,647 , and First Rate Nevada had cash available of $82,250.

The Company’s proposed expansion plans and business process improvements over the next two years will necessitate additional capital and financing. Accordingly, the Company plans to raise between $2 million and $4 million of outside funding in the next one year, for the purposes of funding its own accounts receivable factoring company, establishing and operating its own worker’s compensation captive unit, and acquiring competitors and complementary service providers in its sector. Of this amount, the Company expects that it will need funding of $1.0 million to $1.5 million to achieve its expanded growth and profit objectives in its existing core business over the next two years.

The Company anticipates that it will require approximately $700,000 to $1.0 million to establish and fund its factory facility. These amounts would be used to fund payroll and taxes up to the point that these amounts are collect from the client. Factoring internally would mean self-financing, resulting in a savings to the Company. No additional material or regulatory costs would be incurred at this point. If the Company were to offer factoring to other entities (i.e. outside of the Company) then Company would be subject to all the rules and regulations surrounding the operations of a finance company. Once the factoring entity is successfully set-up, the Company expects to realize ongoing savings from the reduced factoring costs.

The Company expects that establishing and funding its workers’ compensation captive will separately require funding of approximately $500,000 to $1.0 million, which will include a substantial deposit to establish the captive as a self-insured funding unit. The costs include a deposit needed of $500,000 or more, set-up costs of $50,000 to $60,000, and administrative fees of approximately $15,000 to $20,000 per year. Legal requirements for the formation of a captive vary by State. Currently, Hawaii and Nevada offer the most favorable requirements for establishing a captive for the Company. Any captive would still require catastrophic coverage beyond the normal coverage provided by the captive. There are numerous companies which provide direction and assistance for establishing a captive, and the Company would plan to engage such an advisory company. These companies are primarily responsible for ensuring that the captive meets the regulatory requirements initially and annually in the applicable State of formation. These advisors also assist in risk assessment, legal deposit requirements and claims administration. An impact on the Company’s current business from the captive would be the ability to retain the large deposit amounts required by insurance providers to remain in the control of the Company. As with the factoring entity, once the workers’ compensation captive is successfully set-up, the Company expects to realize ongoing savings from the reduced workers’ compensation costs.

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There can be no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its contemplated business plans and operations (including its goals of establishing a factoring entity and workers’ compensation captive) unless it obtains additional financing or otherwise is able to generate sufficient revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

To date, the Company has not suffered from a liquidity issue. The main liquidity issue was addressed when the Company entered into new factoring agreements that went into effect September 1, 2012. The Company expects to save approximately $100,000 annually from this new arrangement (the difference resulting mainly from the lower interest rate charged by the new factor of approximately 9% versus approximately 24% from the previous factoring company). The Company entered into a new agreement with TAB Bank, effective September 1, 2012, with a $1,000,000 factor commitment. In addition, the Company may borrow from time to time as available, sources of funds from its officers and/or directors as needed

As the Company grows in size, the savings from this new factoring arrangement will continue to accrue and enhance the Company’s profitability and cash flow. The Company anticipates a marketing and ongoing public company reporting budget of approximately $40,000 to $50,000 per year (consisting of corporate governance associated expenses, professional legal and accounting fees). Based on this budget and the projected operations of the Company, there are no currently anticipated liquidity issues which would pose a threat to the current business and operations (as-is) of the Company.

The Company anticipates a significant budget for marketing activities during 2012 and 2013, which will consist of two levels of marketing: client marketing and acquisition marketing.  Client marketing costs are associated with sales staff whose sole purpose is to market to current and potential clients that fit the Company model. The Company uses a ‘boots on the ground’ approach leaving behind brochures and informative packages in an attempt to secure the contract.  Additionally, the Company incurs client relations costs.  For client acquisitions the Company incurs costs for investor relations, travelling, expenses for client acquisitions, and case by case joint marketing material for specific acquisitions as they occur.

Discussion of Nine Months ended September 30, 2012 for First Rate California

First Rate California generated revenues during the nine months ended September 30, 2012 of $3,769,005 , as compared to revenues during the nine months ended September 30, 2011 of $3,282,451. Revenues increased on a year-over-year basis due to the addition of new clients, consisting primarily of eight new customers.

During the nine months ended September 30, 2012, First Rate California posted an operating loss of $16,628 and net loss of $27,778 , as compared to an operating profit of $42,550 and net profit of $42,500 for the nine months ended September 30, 2011. A major contributor to the year-over-year decrease in profitability was the professional fees and costs of preparing for the Company’s status as a public company and conducting this offering. The Company incurred significant accounting, legal and other fees. In addition, the Company experienced increased workers’ compensation costs, due to the increase in revenues as well as rate increases that occurred during 2012. Also, employee salaries and payroll costs necessarily rise as revenues rise, as was the case in 2012 compared to the prior year.

For the nine months ended September 30, 2012, First Rate California used cash of $190,718 in its operations. During such period, First Rate California also obtained cash from financing activities totaling $190,569. During the nine months ended September 30, 2011, First Rate California generated cash of $24,466 from operations and used cash of $17,087 in financing activities.

First Rate California did not incur any capital expenditures during the nine month period ended September 30, 2012 or the nine month period ended September 30, 2011.

The Company expects the primary trend of increasing revenues to continue. As a result, payroll costs will continue to increase, and the addition of sales personnel will impact future sale increases. Continued improvement in the economy should also have a positive impact via existing clients doing more business with the Company. In addition, the Company expects to lower workers’ compensation costs based on lower rates.

Discussion of Nine Months ended September 30, 2012 for First Rate Nevada

First Rate Nevada generated revenues during the nine months ended September 30, 2012 of $1,253,387, as compared to revenues during the nine months ended September 30, 2011 of $1,118,857. Revenues increased on a year-over-year basis due to the addition of new clients, and in particular one large new customer account obtained by the Company.

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During the nine months ended September 30, 2012, First Rate Nevada posted an operating loss of $19,214 and net loss of $19,911 , as compared to an operating loss of $11,822 and net loss of $11,938 for the nine months ended September 30, 2011. A major contributor to the year-over-year decrease in profitability was the professional fees and costs of preparing for the Company’s status as a public company and conducting this offering. The Company incurred significant accounting, legal and other fees. In addition, the Company experienced increased workers’ compensation costs, due to the increase in revenues as well as rate increases that occurred during 2012. Also, employee salaries and payroll costs necessarily rise as revenues rise, as was the case in 2012 compared to the prior year.

For the nine months ended September 30, 2012, First Rate Nevada generated cash of $51,390 in its operations. During such period, First Rate Nevada also obtained cash from financing activities totaling $30,744. During the nine months ended September 30, 2011, First Rate Nevada generated used cash of $9,064 in its operations and generated cash of $448 in financing activities.

First Rate Nevada did not incur any capital expenditures during the nine month period ended September 30, 2012 or the nine month period ended September 30, 2011.

The Company expects the primary trend of increasing revenues to continue. As a result, payroll costs will continue to increase, and the addition of sales personnel will impact future sale increases. Continued improvement in the economy should also have a positive impact via existing clients doing more business with the Company. In addition, the Company expects to lower workers’ compensation costs based on lower rates.

Discussion of Year ended December 31, 2011 for First Rate California

First Rate California generated revenues during the year ended December 31, 2011 of $4,774,545.

During the year ended December 31, 2011, First Rate California posted operating income of $120,783 and net income of $63,518.

During the year ended December 31, 2011, First Rate California generated cash of $9,153 in its operations. During such period, First Rate California also obtained cash from financing activities totaling $333.

First Rate California did not incur any capital expenditures during the year ended December 31, 2011.

Discussion of Year ended December 31, 2011 for First Rate Nevada

First Rate Nevada generated revenues during the year ended December 31, 2011 of $1,324,497.

During the year ended December 31, 2011, First Rate Nevada posted an operating loss of $25,227 and a net loss of $42,203.

During the year ended December 31, 2011, First Rate Nevada used cash of $16,014 in its operations. During such period, First Rate Nevada also obtained cash from financing activities totaling $5,790.

First Rate Nevada did not incur any capital expenditures during the year ended December 31, 2011.

Management

The following table sets forth information regarding the members of the Company’s board of directors and its officers:

Name	Age	Position	Year Commenced

Cliff Blake	58	Chief Executive Officer and Director	2012
Devon Galpin	34	President and Chief Operating Officer, First Rate	2010
Michael Mautz	46	Vice President of Risk Management, First Rate	2010
Joy Mautz	37	Vice President of Finance, First Rate	2010
Julie Galpin	35	Secretary, First Rate	2010

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Cliff Blake

Cliff Blake serves as Chief Executive Officer, President, Secretary and Treasurer of the Company, and is the sole director of the Company. Mr. Blake has over 22 years of experience in business and management, including in starting, building and operating numerous businesses, including over 12 years in owning and operating staffing businesses. Mr. Blake founded and built his own staffing company in 1999. Through the direction of Mr. Blake, the company started with an idea and was built in to a successful company employing over 50 internal employees and thousands of more temporary employees. The company was a major competitor in several states across the United States with ending annual revenues of over $104 million in 2009. The company was sold in 2009. Mr. Blake received a Bachelor of Science degree from Louisiana Tech University in 1974 and a Master of Business Administration degree in Finance from Florida State University in 1975.

Devon Galpin

Devon Galpin serves as President and Chief Operating Officer of First Rate California and First Rate Nevada. Mr. Galpin supervises all operations of these entities, which includes all office locations, recruiting, internal staffing, order fulfillment, payroll, invoicing compliance, along with client management. Mr. Galpin has worked in similar roles and capacities for over the past 6 years, and joined the Company in 2010. Mr. Galpin served in the staffing industry since 2004 holding positions at Excel Staffing Sevices, Inc. and Lumea Staffing, Inc. in sales, account management and operations. At the time he left his employer in 2010, Mr. Galpin oversaw the operations and management of $30 million is staffing business encompassing California and Arizona. Mr. Galpin worked hand in hand with all senior members of his company to procure business and develop better operations for current and future clients. Mr. Galpin was also in charge of overseeing all payroll matters, delegating and hiring/terminating positions, evaluating profitability of clients, and accounts renewals. Mr. Galpin received a Bachelor of Arts degree in Political Science from Chapman College.

Michael Mautz

Michael Mautz serves as Vice President of Risk Management for First Rate California and First Rate Nevada. Mr. Mautz supervises all risk management activities of these entities, including the worker’s compensation program of the companies. Mr. Mautz is an OSHA-certified risk manager. Mr. Mautz has been involved in the staffing industry for 12 years with his primary focus on risk management and loss prevention. His previous tenure with a rapidly growing staffing company, Excel Staffing Services Inc. and Lumea Staffing Inc., allowed him to gain critical knowledge on how to grow a business in a safe and productive manner. Because of the steady growth of the company, the risk management department had to be very aggressive and effectively design programs that protected the employees, thereby creating a more profitable business environment for the company. Mr. Mautz joined the Company in 2010.

Joy Mautz

Joy Mautz serves as Vice President of Finance for First Rate California and First Rate Nevada. Ms. Mautz heads all accounting functions, including cash flow management, state and federal tax compliance, financial modeling, forecasting and Sarbanes-Oxley compliance. Ms. Mautz has served in the staffing industry since 2005 holding positions as Controller and Assistant Controller of private and public companies, including Excel Staffing Services Inc. and Lumea Staffing Inc. prior to joining the Company in 2010. As Assistant Controller and Controller, she worked with the daily cash management and treasury management for a multitude of business accounts. She worked directly with all banking relationship managers and directly with funding companies preparing daily funding requests and other daily and quarterly reports. Ms. Mautz assisted outside auditors with audit processes for private and public companies. She performed cash flow analysis, monthly financial statements and other miscellaneous management ad hoc reports. She analyzed business performance to maximize operations and prepared budgets, payroll, and cash flow reports. Also, Ms. Mautz performed monthly reconciliations for all bank accounts for management and for auditing purposes, and she researched and resolved any out of balances. Ms Mautz managed accounts receivables and made collection calls when needed. She also assisted with accounts payable and provided solutions to any deficiencies. Ms. Mautz received a Bachelor of Arts degree from the California State University at Fullerton in 2004.

Julie Galpin

Julie Galpin serves as Secretary for First Rate California and First Rate Nevada. In this capacity, she also performs accounting and finance duties for these companies. For the past several years, Ms. Galpin has worked in similar accounting roles and capacities, including at Excel Staffing Services Inc. and Lumea Staffing Inc. where she worked prior to joining the Company in 2010. Ms. Galpin has served in the staffing industry since 2005, holding the position of accounting manager. Her skills are in accounts receivables, reconciliations, and banking relationships. Ms. Galpin received a Bachelor of Arts degree in Psychology from the University of California, Irvine in 2005.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

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Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

Other than ongoing and routine employee claims for worker’s compensation that arise during the ordinary course of the business of the Company, there are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

Employment Agreements

The Company enters into and maintains customary employment agreements with each of its officers and employees.

Anticipated Officer and Director Remuneration

The Company pays reduced levels of compensation to its officers and director at present. The Company intends to pay regular, competitive annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering additional cash and non-cash compensation to officers and directors. In addition, although not presently offered, the Company anticipates that its officers and directors will be provided with additional fringe benefits and perquisites at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company may plan to offer 401(k) matching funds as a retirement benefit at a later time.

Certain Relationships and Related Transactions

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company's common stock. Tiber Creek has received consulting fees of $45,000 to date from the Company (and is eligible to receive an additional $20,000) and also holds shares in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 250,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Moosewood, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Mergers. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the registration statement for the Company.

From time to time, the First Rate California advances amounts to, as well as receives payments from, First Rate Nevada, an affiliate company under common control by the same shareholders of First Rate California for working capital needs. As of September 30, 2012 and December 31, 2011, the amounts due from the affiliate company are $125,994 and $23,198, respectively.

From time to time, First Rate Nevada advances amounts to, as well as receives payments from, First Rate California, an affiliate company under common control by the same shareholders of First Rate Nevada for working capital needs. As of September 30, 2012 and December 31, 2011, the amount due to the affiliate company is $125,994 and $23,198, respectively.

The Company has promissory notes outstanding of $346,626 from monies advanced by Mr. Cliff Blake, an officer and director of the Company, to the Company, as follows:

•	Three-year Promissory Note, as of March 2012, for $50,000, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of April 2012, for $45,000, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of April 2012, for $15,600, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of June 2012, for $109,826, at 6.00% simple interest rate, maturing in June 2015
•	Three-year Promissory Note, as of June 2012, for $15,600, at 6.00% simple interest rate, maturing in June 2015.

Certain officers, directors and five percent shareholders have family relationships amongst them:

•	Cliff Blake, an officer and director of the Company, and Terry Blake, a five percent shareholder of the Company, are married. Mr. and Mrs. Blake are also parents/step-parents of Joy Mautz, an officer of the Company, and Julie Galpin, an officer of the Company.
•	Michael Mautz, an officer of the Company, is married to Joy Mautz.
•	Devon Galpin, an officer of the Company, is married to Julie Galpin.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the date of this regarding the beneficial ownership of the Company’s common stock by each of the Company’s executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

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		Number of Shares of
Name	Position	Common Stock	Percent of Class (1)

Cliff Blake	CEO and Director	1,000,000	14%

Devon Galpin	President and COO, First Rate	1,000,000	14%

Michael Mautz	Vice President, First Rate	1,000,000	14%

Joy Mautz	Vice President, First Rate	1,000,000	14%

Julie Galpin	Secretary, First Rate	1,000,000	14%

Terry Blake	5% shareholder	1,000,000	14%
33 Tall Oak
Irvine, CA 92603

Total owned by officers and directors (2)		6,000,000	86%

* Less than 1%

(1) Based upon 7,000,000 shares outstanding as of the date of this report.

(2) Ms. Blake is the spouse of Mr. Cliff Blake, the CEO and sole director of the Company. Ms. Blake’s shares are accordingly presented above as part of the total ownership by officers of the Company, due to the relationship of Ms. Blake with Mr. Blake.

Risks and Uncertainties facing the Company

The Company has a limited operating history and may experience losses in the near term. The Company needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Company’s business, the Company would likely require additional financing. As an early-stage company, management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business. The Company anticipates that it would need approximately $1.0 million to $1.5 million to expand its operations in accordance with its current business plan.

One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and build a larger scale and more efficient set of operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Company must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives from its clients. Third, in order to expand, the Company will need to continue implementing effective sales, marketing and distribution strategies to reach the intended end customer clients. The Company has devised its initial sales, marketing and advertising strategies, however, the Company will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business. Fourth, the Company must continuously identify, attract, solicit and manage employee talent, which requires the Company to consistently recruit, incent and monitor various employees. High employee turnover or attrition is a significant risk for the Company, as it requires expending substantial resources to locate and train new personnel and also to replace personnel for clients. These tasks require significant time and attention from the Company’s management, and employees may nevertheless become dissatisfied with their respective tenure with the Company.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s services are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

Significant uncertainty exists concerning State regulations governing employment matters as these regulations constantly change from year-to-year across many States. Changes in regulations (or the promulgation of new regulations or deletion of previous regulations) in States may have a substantially adverse effect on the Company and its business, including (without limitation) by increasing the costs of hiring, retaining and compensating employees. For example, and without limitation, in California, the State has been unsuccessful in reforming worker’s compensation laws, thereby resulting in ongoing and consistently large increases in the amount of worker’s compensation costs for businesses and employers (such as the Company). These increasing costs hamper the Company’s ability to compete for new clients and maintain existing clients.

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While the Company has a diverse and wide range of clients, the Company still has heavy customer concentration with just a few of its clients. If the Company were to lose a significant client or if a major client reduced its annual spending with the Company (neither of which the Company could reasonably anticipate or predict), the Company would likely suffer a material adverse effect to its business and operations.

The Company will likely be significantly affected by any unforeseen changes in the businesses and operations of its clients. For example, and without limitation, any change in the individual at a client making purchase decisions of the Company’s services or any change of the client department that authorizes such purchases could potentially be very damaging for the Company. In addition, clients may, at any time and for any reason, downsize, reduce, reorganize or restructure their respective workforces, and such changes may potentially reduce or eliminate the need for the Company’s services.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Risk Factors

The Company has generated revenues, but limited profits, to date.

The Company has generated limited profits to date. The business model of the Company involves significant costs of services, resulting in a low gross margin on revenues. Coupling this fact with operating expenses incurred by the Company, the Company has only generated a small amount of total profits in the past. The Company hopes that as its business expands that the scale of the enterprise would result in a higher gross margin and net margin.

No assurance of continued market acceptance.

There is no assurance that the Company’s services or solutions will continued to meet with market acceptance. Moreover, there is no assurance that these services and solutions will continue to have any competitive advantages. Also, there is no assurance that the market reception will be positive. The Company’s industry is characterized by a large and fragmented group of competitors, and as such, there can be no guarantee that the Company will not lose business to its existing or potential new competitors.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

The Company’s independent auditors have issued a comment that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern.

The Company is an early-stage company with a limited operating history, and as such, any prospective investor may have difficulty in assessing the Company’s profitability or performance.

Because the Company is an early-stage company with a limited operating history, it could be difficult for any investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company still in the early stages of its life, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early-stage business. An investor will be required to make an investment decision based solely on the Company management’s history, its projected operations in light of the risks, the limited operations and financial results of the Company to date, and any expenses and uncertainties that may be encountered by one engaging in the Company’s industry.

The Company is an early-stage company and has little experience in being a public company.

The Company is an early-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.

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The Company’s business depends on the ability to attract and retain qualified temporary employees that possess the skills demanded by clients, and intense competition may limit the ability to attract and retain such qualified temporary employees.

The success of the Company depends on the ability to attract and retain qualified temporary employees who possess the skills and experience necessary to meet the requirements of clients or to successfully bid for new client projects. The ability to attract and retain qualified temporary employees could be impaired by improvement in economic conditions resulting in lower unemployment, increases in compensation, or increased competition. During periods of economic growth, the Company faces increasing competition from other staffing companies for retaining and recruiting qualified temporary employees, which in turn leads to greater advertising and recruiting costs and increased salary expenses. If the Company cannot attract and retain qualified temporary employees, the quality of its services may deteriorate and the financial condition, business, and results of operations may be materially adversely affected.

Any significant or prolonged economic downturn could result in clients using fewer temporary employees and the other services which the Company offers, terminating their relationship with the Company, or becoming unable to pay for services on a timely basis, or at all.

Because demand for temporary staffing services is sensitive to changes in the level of economic activity, the Company’s business has in the past and may in the future suffer during economic downturns. Demand for temporary staffing is highly correlated to changes in the level of economic activity and employment. Consequently, as economic activity begins to slow down, it has been the Company’s experience that companies tend to reduce their use of temporary employees, resulting in decreased demand for temporary employees and the other services the Company offers. Significant declines in demand, and thus in revenues, would likely result in lower profit levels. In addition, the Company may experience pricing pressure during economic downturns which could have a negative impact on the results of operations.

The deterioration of the financial condition and business prospects of clients could reduce their need for temporary staffing services and result in a significant decrease in the Company’s revenues and earnings derived from these clients. In addition, during economic downturns, companies may slow the rate at which they pay their vendors, seek more flexible payment terms or become unable to pay their debts as they become due

State unemployment insurance expense is a direct cost of doing business in the temporary staffing industry. State unemployment tax rates are established based on a company’s specific experience rate of unemployment claims and a state’s required funding formula on covered payroll. Economic downturns have in the past, and may in the future, result in a higher occurrence of unemployment claims resulting in higher state unemployment tax rates. Due to the recent economic downturn, states have increased, and may continue to increase, unemployment tax rates to employers, regardless of the employer’s specific experience. This would result in higher direct costs to us. In addition, many state unemployment funds have been depleted during the recent economic downturn and many states have borrowed from the federal government under the Title XII loan program. Employers in all states receive a credit against their federal unemployment tax liability if the employer’s federal unemployment tax payments are current and the applicable participating state is also current with its Title XII loan program. If a state fails to repay such loans within a specific time period, employers in such states may lose a portion of their tax credit.

The Company is exposed to employment-related claims and costs as well as periodic litigation that could materially adversely affect the Company’s financial condition, business, and results of operations.

The temporary staffing business entails employing individuals and placing such individuals in clients’ workplaces. The ability to control the workplace environment of clients is limited. As the employer of record of temporary employees, the Company incurs a risk of liability to temporary employees and clients for various workplace events, including:

-claims of misconduct or negligence on the part of employees;

-discrimination or harassment claims against employees, or claims by employees of discrimination or harassment by clients or the Company;

- immigration-related claims;

-claims relating to violations of wage, hour, and other workplace regulations;

-claims related to wrongful termination or denial of employment;

-violation of employment rights related to employment screening or privacy issues;

-claims relating to employee benefits, entitlements to employee benefits, or errors in the calculation or administration of such benefits; and

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-possible claims relating to misuse of clients’ confidential information, misappropriation of assets, or other similar claims.

The Company may incur fines and other losses and negative publicity with respect to any of these situations. Some of the claims may result in litigation, which is expensive and distracts attention from the operations of ongoing business.

The temporary staffing industry is affected by seasonal fluctuations which make management of working capital more challenging and could adversely impact the Company’s financial position and the market price of its common stock.

The business of the Company is seasonal in nature. Client demand for temporary staffing services is highest in the second half of a year, primarily due to demands of the holiday season. Typically, earnings are lower in the first quarter of each year than in other quarters due to reduced seasonal demand for temporary staffing services and due to lower gross margins during such period associated with the front-end loading of certain taxes associated with payroll paid to employees.

The Company assumes the obligation to make wage, tax, and regulatory payments for our temporary employees, and, as a result, are exposed to client credit risks.

The Company generally assumes responsibility for and manage the risks associated with temporary employees’ payroll obligations, including liability for payment of salaries, wages, and certain taxes. These obligations are fixed, whether or not clients make payments as required by services contracts, which exposes the Company to credit risks of clients.

Workers’ compensation costs for temporary employees may rise and reduce our margins and require more liquidity.

The Company is responsible for and pays workers’ compensation costs for regular staff and temporary employees. At times, these costs have risen substantially as a result of increased claims and claim trends, general economic conditions, changes in business mix, increases in healthcare costs, and government regulations. Although the Company carries insurance, unexpected changes in claim trends, including the severity and frequency of claims, actuarial estimates, and medical cost inflation could result in costs that are significantly different than initially reported. If future claims-related liabilities increase due to unforeseen circumstances, or if new laws, rules, or regulations are passed, costs could increase significantly. There can be no assurance that the Company will be able to increase the fees charged to clients in a timely manner and in a sufficient amount to cover increased costs as a result of any changes in claims-related liabilities.

The failure or inability to perform under client contracts could result in damage to the Company’s reputation and give rise to legal claims against the Company.

If clients are not satisfied with the level of performance, the reputation of the Company in the industry may suffer, which could have a material adverse effect on the business, financial condition, results of operations, and cash flows of the Company.

The Company may not successfully consummate or initiate acquisitions.

The ability of the Company to grow through acquisitions (s planned) will depend on a number of factors, including competition for acquisitions, the availability of capital and other resources to consummate acquisitions, and the ability to successfully integrate and train additional staff, including the staff of an acquired company. There can be no assurance that the Company will continue to be able to establish and expand its market presence or to successfully identify suitable acquisition candidates and complete acquisitions on favorable terms.

In addition to facing competition in identifying and consummating successful acquisitions, such acquisitions could involve significant risks, including:

-difficulties in the assimilation of the operations, services, and corporate culture of acquired companies, and higher-than-anticipated costs associated with such assimilation;

-over-valuation of acquired companies or delays in realizing or a failure to realize the benefits, revenues, cost savings, and synergies that were anticipated;

-difficulties in integrating the acquired business into information systems, controls, policies, and procedures;

-failure to retain key personnel, business relationships, reputation, or clients of an acquired business;

-the potential impairment of acquired assets;

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-diversion of management’s attention from other business activities;

-insufficient indemnification from the selling parties for legal liabilities incurred by the acquired companies prior to acquisition;

-the assumption of unknown liabilities and additional risks of the acquired business; and

-unforeseen operating difficulties that require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of existing operations.

In addition, future acquisitions could materially and adversely affect the Company’s business, financial condition, results of operations, and liquidity. Possible impairment losses on goodwill and intangible assets, or restructuring charges could occur. These risks could have a material adverse effect on the business because they may result in substantial costs to the Company and disrupt its business.

The temporary staffing industry is highly competitive with limited barriers to entry, which could limit the Company’s ability to maintain or increase our market share or profitability.

The temporary staffing industry is highly competitive with limited barriers to entry. The Company competes in national, regional, and local markets. Price competition in the staffing industry, particularly from our smaller competitors in local and regional markets, is intense, and pricing pressures from competitors and clients are increasing. Pricing pressure in the past has negatively impacted the Company’s results of operations. There are new competitors entering various markets which may further increase pricing pressures.

Clients have continued to competitively bid new contracts, and this trend is expected to continue for the foreseeable future. The Company also faces significant competition in attracting and retaining qualified personnel.

Client relocation of positions may have a material adverse effect on the financial condition, business, and results of operations of the Company.

Many companies have built or moved their operations or outsourced certain functions to other countries that have lower employment costs. If clients relocate positions we filled, this would have a material adverse effect on the financial condition, business, and results of operations of the Company.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships.

 Improper disclosure of employee and client data could result in liability and harm to the reputation of the Company.

The business of the Company involves the use, storage, and transmission of information about employees and clients. It is possible that security controls over personal and other data and practices that the Company follows may not prevent the improper access to, or disclosure of, personally identifiable or otherwise confidential information. Such disclosure could harm the reputation of the Company and subject the Company to liability under contracts and the laws that protect personal data and confidential information, resulting in increased costs or loss of revenue. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which the Company provides services. The failure to adhere to or successfully implement processes in response to changing regulatory requirements in this area could result in legal liability or impairment to the reputation of the Company in the marketplace.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is an early-stage company and has a limited history of its operations. The Company will need to continue generating revenue in order to maintain sustained profitability. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may have difficulty in generating revenues or remaining profitable.

The Company’s officers and directors beneficially own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

The officers and directors of the Company currently beneficially own of approximately 86% of the Company’s outstanding common stock. As such, they will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

18

The Company does not have any independent directors.

All of the directors of the Company are executive officers and/or employees of the Company. As such, the Company does not have any independent oversight or administration of its management and operations. The Company’s decision-making may suffer from the lack of an independent set of directors, since only officers and employees of the Company will make all important decisions regarding the Company.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, and as such would negatively impact the Company's possible overall development.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

A substantial portion of the assets of the Company are pledged as collateral under its factoring agreements.

The Company utilizes factoring in its business, and in connection therewith it pledges various assets as collateral. The lenders have a right to proceed against this collateral under certain circumstances. As part of its factoring arrangements, the Company has granted a continuing first position perfected priority security interest in collateral which includes all of the Company’s accounts receivables, inventory, equipment and investment property. The lenders can collect proceeds against this collateral and liquidate the collateral under certain circumstances. In the event of a default by the Company under the factoring/lending arrangement, all outstanding obligations of the Company could be accelerated, resulting in significant damage to the Company’s business, operations and relationship with key clients.

The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar solutions. Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. The Company believes that its current and anticipated solutions are, and will be, sufficiently different from existing competition, and that there is limited to no competition in its local area. However, it is nevertheless possible that potential competitors may have or may rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margin and loss of market share. The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s services over the longer term. The Company has conducted no marketing studies regarding whether its business would continue to be marketable. No assurances can be given that upon marketing, sufficient customer markets and business segments can be developed to sustain the Company's operations on a continued basis.

19

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has not applied for any intellectual property or trade secret protection on any aspects of its business. The Company has no current plans on attempting to obtain patents, copyright, trademarks and/or service marks on any of its solutions and services. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change, as staffing needs are as quick to change as are the businesses of customers. Although the Company intends to continue to develop and improve its services to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of its services. In the Company’s industry, failure by a business to adapt to the changing needs and demands of customers is likely to render the business obsolete.

Shares of common stock in the Company may be subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares purchased in this Offering may be subject to Rule 144 resale restrictions, and accordingly, investors may be subject to such resale limitations.

ITEM 3.02 Unregistered Sales of Equity Securities

Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

20

(1) On April 20, 2011, 10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, in May 2012, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

On April 20, 2011, 10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, in May 2012, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

(2) On March 23, 2012, 1,000,000 shares of common stock were issued by the Company to Cliff Blake pursuant to a change of control in the Company. The aggregate consideration paid for these shares was $100.

(3) From July 1, 2012 through October 31, 2012, 500,000 shares of common stock were issued by the Company to the shareholders named below pursuant to executed subscription agreements under a Regulation D offering or other private placement of securities. Each of these transactions was issued as part of the private placement of securities by the Company in which no underwriting discounts or commissions applied to any of the transactions set forth below.

Shareholder Name	Consideration	Number of Shares

Teri and Daryl Baldridge	$1.39	13,888
Sarah and Nino Barette	$1.39	13,889
Bob Blake	$1.00	10,000
Camille Blake	$1.00	10,000
Katy Blake	$1.00	10,000
Tim and Tracy Brown	$1.00	10,000
Toni and Tammy Canzone	$1.00	10,000
Carla Cole	$1.39	13,889
Janet Dickenson	$1.39	13,889
Eric Escalante	$1.39	13,889
Spiros Galpin	$2.78	27,778
Spiros Galpin II	$1.39	13,889
Tanya Galpin	$1.39	13,888
Brian Gorman	$1.39	13,889
Randy and Vicki Haringa	$1.39	13,889
Edward Hartely	$1.00	10,000
Randy and Dee Haynes	$1.39	13,889
Karl Hempel	$1.00	10,000
Mackie Hempel	$1.00	10,000
Heidi Hermreck	$1.39	13,889
Brad and Linda Ills	$1.39	13,889
Dick and Karen Ills	$1.389	13,889
Debbie Johns	$1.00	10,000
Mike Johns	$3.67	36,668
Doris Knox	$1.00	10,000
Jan Mautz	$1.39	13,889
Kathy McArdle	$1.39	13,889
David Mejia	$1.39	13,889
Marty and Patty Pflum	$1.39	13,889
Jen and Kevin Puebla	$1.39	13,888
Don and Barbara Rodgers	$1.00	10,000
Troy and Lisa Schweers	$1.39	13,889
Mike Tafoya	$1.39	13,888
Nancy and Dan Tafoya	$1.39	13,889
Rob Tafoya	$1.39	13,889
Rebecca Zabel	$1.00	10,000
Steve Zabel	$1.00	10,000

21

(4) On November 13, 2012, the Company issued 4,000,000 shares of common stock in connection with the Mergers, as follows:

Shareholder Name	Number of Shares

Devon Galpin	1,000,000
Julie Galpin	1,000,000
Joy Mautz	1,000,000
Michael Mautz	1,000,000

(5) On November 13, 2012, the Company issued 1,000,000 shares of common stock to Terry Blake that were previously agreed-upon pursuant to the earlier change of control of the Company that occurred in March 2012.

ITEM 5.06 Change in Shell Company Status

The Company has merged with First Rate California and First Rate Nevada, each which has a defined business plan, and accordingly, the Company has commenced operations.

ITEM 9.01 Financial Statements and Exhibits

The audited financial statements of First Rate Staffing, LLC, including balance sheets as of December 31, 2011 and December 31, 2010, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the year ended December 31, 2011 and the period from April 2, 2010 (Inception) through December 31, 2010, are included herewith.

The audited financial statements of First Rate Staffing, Inc., including balance sheets as of December 31, 2011 and December 31, 2010, and the related statements of operations, changes in shareholders’ equity (deficit), and cash flows for the year ended December 31, 2011 and the period from March 24, 2010 (Inception) through December 31, 2010, are included herewith.

Exhibits

2.1+	Agreement and Plan of Merger

2.2+	Agreement and Plan of Merger

+	Previously filed on Form S-1 on November 13, 2012 (File No.: 333-184910) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

22

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

FIRST RATE STAFFING CORPORATION

Date: January 31, 2013	/s/ Cliff Blake
Chief Executive Officer

23

FIRST RATE STAFFING, INC.

FINANCIAL STATEMENTS

September 30, 2012 and 2011

FIRST RATE STAFFING, INC.
BALANCE SHEETS

	September 30,	December 31,
	2012	2011
	(Unaudited)

Assets

Current assets
Cash	$82,250	$116
Accounts receivable, net	19,057	7,397
Prepaid expenses	18,539	-
Total current assets	119,846	7,513

Deposit and other assets	23,548	9,692
Total assets	$143,394	$17,205

Liabilities and Stockholders' Deficit

Current liabilities
Bank overdraft	$-	$456
Accounts payable	1,574	3,662
Due to affiliate company	125,994	23,198
Other current liabilities	14,913	265
Total current liabilities	142,481	27,581
Note payable - related party	31,200	-
Total liabilities	173,681	27,581

Commitments

Stockholders' deficit

Common stock, $.001 par value, 75,000,000 shares authorized, 4 shares outstanding and zero shares issued	-	-
Additional paid-in capital	47,508	47,508
Accumulated deficit	(77,795)	(57,884)
Total stockholders' deficit	(30,287)	(10,376)
Total liabilities and stockholders' deficit	$143,394	$17,205

The accompanying notes are an integral part of these financial statements

2

FIRST RATE STAFFING, INC.
STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2012	2011

Revenues	$1,253,387	$1,118,857
Cost of revenues	1,115,246	965,709
Gross profit	138,141	153,148
Operating expenses	157,355	164,970
Loss from operations	(19,214)	(11,822)
Interest expense, net	697	116
Net loss	$(19,911)	$(11,938)

The accompanying notes are an integral part of these financial statements

3

FIRST RATE STAFFING, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIENCY

	Common Stock		Additional		Total
			Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficiency

Balance as of December 31, 2010	-	$-	$40,670	$(15,681)	$24,989

Proceeds from shareholders	-	-	6,838	-	6,838
Net loss	-	-	-	(42,203)	(42,203)

Balance as of December 31, 2011	-	-	47,508	(57,884)	(10,376)

Net loss	-	-	-	(19,911)	(19,911)

Balance as of September 30, 2012 (unaudited)	-	$-	$47,508	$(77,795)	$(30,287)

The accompanying notes are an integral part of these financial statements

4

FIRST RATE STAFFING, INC.
STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 31,
	2012	2011

Cash flows from operating activities
Net loss	$(19,911)	$(11,938)
Changes in operating assets and liabilities:
Accounts receivable	(11,660)	488
Prepaid expenses	(18,539)	-
Deposits and other assets	(13,856)	-
Accounts payable	(2,088)	3,350
Due to affiliated company	102,796	-
Other current liabilities	14,648	(964)

Net cash provided by (used in) operating activities	51,390	(9,064)

Cash flows from financing activities
Change in bank overdraft	(456)	(1,504)
Proceeds from note payable - related party	31,200	-
Proceeds from shareholder contributions	-	1,952

Net cash provided by financing activities	30,744	448

Net change in cash	82,134	(8,616)
Cash, beginning of the year	116	10,340
Cash, end of the year	$82,250	$1,724

Supplemental disclosure of cash flow information:
Interest paid	$47	$118
Income taxes paid	$190	$45

The accompanying notes are an integral part of these financial statements

5

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

1. ORGANIZATION

First Rate Staffing, Inc. (the “Company”), was incorporated on March 24, 2010 in Nevada as a C-Corporation, and is registered to do business in Arizona. The Company provides recruiting and staffing services for temporary positions in the light industrial, distribution center, assembly, and clerical areas to its clients in Arizona, with an option for the clients and candidates to choose the most beneficial working arrangements.

2. BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and include all the notes required by generally accepted accounting principles for complete financial statements. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. The results of the nine month periods ended September 30, 2012 are not necessarily indicative of the results to be expected for the full year ending December 31, 2012.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of September 30, 2012 and December 31, 2011. Under the terms of the Company’s bank agreements, outstanding checks in excess of the cash balances in the Company’s primary disbursement accounts create a bank overdraft liability. Bank overdrafts were $0 and $456 at September 30, 2012 and December 31, 2011, respectively.

Accounts Receivable and Factoring

Accounts receivable are carried at the original amount less an estimate made for doubtful accounts based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering each customer's financial condition and credit history, as well as current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts as of September 30, 2012 and December 31, 2011 was zero.

The Company entered into an accounts receivable factoring arrangement with a non-related third party financial institution (the "Factor"). Pursuant to the terms of the arrangement, the Company, from time to time, shall sell to the Factor certain of its accounts receivable balances on a non-recourse basis for credit approved accounts. The Factor remits 90% of the accounts receivable balance to the Company, with the remaining balance, less fees, to be forwarded to the Company once the Factor collects the full accounts receivable balance from the customer. An administrative fee of 1.35% is charged on the gross amount of accounts receivables assigned to Factor, plus interest to be calculated at 0.08% per day on late invoices. The total amount of accounts receivables factored was $171,513 and $57,217 at September 30, 2012 and December 31, 2011, respectively.

6

Fair Value of Financial Instruments

The Company’s financial instruments include cash, accounts receivable, and accounts payable. The estimated fair value of these instruments approximates its carrying amount due to the short maturity of these instruments.

Management believes it is not practical to estimate the fair value of due to shareholders because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit. Historically, the Company has not experienced any losses on deposits.

The Company’s policy is to maintain an allowance for doubtful accounts, if any, for estimated losses resulting from the inability of its customer to pay. However, if the financial condition of the Company’s customers were to deteriorate rapidly, resulting in nonpayment, the Company could be required to provide for additional allowances, which would decrease operating results in the period that such determination was made.

Revenue Recognition

The Company’s revenue is derived from providing temporary staffing services to its clients. The Company recognizes revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) No. 605, Revenue Recognition. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

Cost of Revenue

Cost of revenue consists of wages, related payroll taxes, workers compensation, and employee benefits of the Company’s employees while they work on contract assignment as temporary staff of the Company’s customers.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision for interim periods, including September 30, 2012 and 2011, is determined using an estimate of our annual effective tax rate using enacted tax rates expected to apply to taxable income in the years in which they are earned, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment . Income taxes payable as of September 30, 2012 and December 31, 2011 were zero.

7

Recent Accounting Pronouncements

Adopted

In May 2011, the Financial Accounting Standards Board ("FASB") issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements. The standard is effective for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The adoption of this accounting standard did not have a material impact on our financial statements and related disclosures.

Not Adopted

In December 2011, the FASB issued ASU No. 2011-11: Balance Sheet (topic 210): Disclosures about Offsetting Assets and Liabilities, which requires new disclosure requirements mandating that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, the standard requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. This ASU is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Entities should provide the disclosures required retrospectively for all comparative periods presented. We are currently evaluating the impact of adopting ASU 2011-11 on the Company’s financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

4. GOING CONCERN

The Company has sustained operating losses of $77,795 since inception. The Company’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and / or obtain additional financing from its shareholders and / or other third parties. In order to address the need to satisfy its continuing obligations and realize its long term strategy, management’s plans include continuing to fund operations with cash received from financing activities. Further, the Company currently plans to start the process to become a public company in the United States to increase its visibility to potential investors.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

5. ACCOUNTS RECEIVABLE

The Company’s accounts receivable consists of the following as of:

	September 30, 2012	December 31, 2011
Accounts receivable	$190,570	$64,614
Less: factored accounts receivable	(171,513)	(57,217)
	19,057	7,397
Allowance for doubtful accounts	-	-
	$19,057	$7,397

6. SHAREHOLDERS’ EQUITY

During the nine months period ended September 30, 2012 and 2011, the Company had received capital injections from officers in the amount of $0 and $1,952, respectively.

8

As of September 30, 2012 and December 31, 2011, the Company has 75,000,000 shares of common stock authorized, $0.001 par value per share, and zero shares issued and outstanding.

7. RELATED PARTY

From time to time, the Company advances amounts to, as well as receives payments from, a related party, an affiliate company under common control by the same shareholders of First Rate Staffing, Inc., for working capital needs. As of September 30, 2012 and December 31, 2011, the amount due to the affiliate company is $125,994 and $23,198, respectively.

During April 2012 and June 2012, the Company obtained unsecured promissory notes from a related party with an aggregate total of $31,200. These notes are due in one lump payment of $15,600 on April 1, 2015 and $15,600 on June 1, 2015. The notes bear annual interest of 6%. For the nine months period ended September 30, 2012 and 2011, interest expense was $656 and $0, respectively. During the reporting period, there were no financial covenant requirements under the notes.

8. INCOME TAXES

The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reflected on the balance sheet when it is determined that it is more likely than not that the asset will be realized. This guidance also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some or all of the deferred tax asset will not be realized.

Due to the existence of a full valuation allowance against deferred tax assets, future changes in our unrecognized tax benefits will not impact the Company’s effective tax rate. As a corporation, the Company is primarily subject to U.S. federal and state income tax. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. As of September 30, 2012 and December 31, 2011, the Company had no accruals for interest or penalties related to income tax matters.

The components of the provision for income taxes are summarized as follows:

For the Nine Months Ended
	September 30, 2012	September 30, 2011
Current tax provision	$-	$-
Deferred tax provision	-	-
	$-	$-

The following reconciles income taxes reported in the financial statements to taxes that would be obtained by applying regular tax rates to income before taxes:

	September 30, 2012	December 31, 2011
Net operating loss carryforward	$(16,863)	$(16,863)
Valuation allowance	16,863	16,863
	$-	$-

9. CONTINGENCIES

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.

10. SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 24, 2013, the date upon which the financial statements were issued. Based on this evaluation, the Company has determined that no subsequent events have occurred which require disclosure through the date that these financial statements were issued.

9

FIRST RATE STAFFING, LLC

FINANCIAL STATEMENTS

September 30, 2012 and 2011

FIRST RATE STAFFING, LLC
BALANCE SHEETS

	September 30,	December 31,
	2012	2011
	(Unaudited)

Assets

Current assets
Cash	$11,647	$11,796
Accounts receivable, net	67,527	56,562
Due from affiliate company	125,994	23,198
Prepaid expenses	33,022	-
Total current assets	238,190	91,556

Deposit and other assets	89,294	32,691
Total assets	$327,484	$124,247

Liabilities and Members' Equity

Current liabilities
Bank overdraft	$9,121	$13,468
Accounts payable	4,655	4,800
Other current liabilities	43,691	3,100
Total current liabilities	57,467	21,368
Note payable - related party	204,826	-
Total liabilities	262,293	21,368

Commitments

Members' Equity
Member contributions	14,345	24,255
Retained earnings	50,846	78,624
Total members' equity	65,191	102,879
Total liabilities and members' equity	$327,484	$124,247

The accompanying notes are an integral part of these financial statements

2

FIRST RATE STAFFING, LLC
STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2012	2011

Revenues	$3,769,005	$3,282,451
Cost of revenues	3,353,863	2,846,831
Gross profit	415,142	435,620
Operating expenses	431,770	393,070
Loss from operations	(16,628)	42,550
Interest expense, net	11,150	50
Net (loss) income	$(27,778)	$42,500

The accompanying notes are an integral part of these financial statements

3

FIRST RATE STAFFING, LLC
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

			Total
	Members'	Retained	Members'
	Interests	Earnings	Equity

Balance as of December 31, 2010	$27,992	$15,106	$43,098

Contributions	492,867	-	492,867
Distributions	(496,604)		(496,604)
Net income	-	63,518	63,518

Balance as of December 31, 2011	24,255	78,624	102,879

Contributions	147,590		147,590
Distributions	(157,500)		(157,500)
Net loss	-	(27,778)	(27,778)

Balance as of September 30, 2012 (unaudited)	$14,345	$50,846	$65,191

The accompanying notes are an integral part of these financial statements

4

FIRST RATE STAFFING, LLC
STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 31,
	2012	2011

Cash flows from operating activities
Net (loss) income	$(27,778)	$42,500
Changes in operating assets and liabilities:
Accounts receivable	(10,965)	(4,002)
Due from affiliated company	(102,796)	-
Prepaid expenses	(33,022)	30,524
Deposits and other assets	(56,603)	(35,010)
Accounts payable	(145)	(4,350)
Other current liabilities	40,591	1,604
Tax payable	-	(6,800)

Net cash provided by (used in) operating activities	(190,718)	24,466

Cash flows from financing activities
Change in bank overdraft	(4,347)	(9,398)
Proceeds from note payable - related party	204,826	-
Contributions	147,590	278,072
Distributions	(157,500)	(285,761)

Net cash provided by (used in) financing activities	190,569	(17,087)

Net change in cash	(149)	7,379
Cash, beginning of the year	11,796	2,310
Cash, end of the year	$11,647	$9,689

Supplemental disclosure of cash flow information:
Interest paid	$6,414	$54
Income taxes paid	$-	$800

The accompanying notes are an integral part of these financial statements

5

FIRST RATE STAFFING, LLC
NOTES TO FINANCIAL STATEMENTS
(unaudited)

1. ORGANIZATION

First Rate Staffing, LLC (the “Company”), was formed on April 2, 2010 as a limited liability company in California. The Company provides recruiting and staffing services for temporary positions in the light industrial, distribution center, assembly, and clerical areas to its clients in California, with an option for the clients and candidates to choose the most beneficial working arrangements.

2. BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and include all the notes required by generally accepted accounting principles for complete financial statements. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. The results of the nine month period ended September 30, 2012 are not necessarily indicative of the results to be expected for the full year ending December 31, 2012.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of September 30, 2012 and December 31, 2010. Under the terms of the Company’s bank agreements, outstanding checks in excess of the cash balances in the Company’s primary disbursement accounts create a bank overdraft liability. Bank overdrafts were $9,121 and $13,468 at September 30, 2012 and December 31, 2011, respectively.

Accounts Receivable and Factoring

Accounts receivable billed are carried at original amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts as of September 30, 2012 and December 31, 2011 are $29,824.

The Company entered into an accounts receivable factoring arrangement with a non-related third party financial institution (the "Factor"). Pursuant to the terms of the arrangement, the Company, from time to time, shall sell to the Factor certain of its accounts receivable balances on a non-recourse basis for credit approved accounts. The Factor then remits 90% of the accounts receivable balance to the Company, with the remaining balance, less fees to be forwarded to the Company once the Factor collects the full accounts receivable balance from the customer. An administrative fee of 1.35% is charged on the gross amount of accounts receivables assigned to Factor, plus interest to be calculated at 0.08% per day on late invoices. The total amount of accounts receivables factored was $510,328 and $420,332 at September 30, 2012 and December 31, 2011, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, accounts receivable, and accounts payable. The estimated fair value of these instruments approximates its carrying amount due to the short maturity of these instruments.

Management believes it is not practical to estimate the fair value of due to shareholders because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit. Historically, the Company has not experienced any losses on deposits.

6

The Company’s policy is to maintain an allowance for doubtful accounts, if any, for estimated losses resulting from the inability of its customer to pay. However, if the financial condition of the Company’s customers were to deteriorate rapidly, resulting in nonpayment, the Company could be required to provide for additional allowances, which would decrease operating results in the period that such determination was made.

Revenue Recognition

The Company’s revenue is derived from providing temporary staffing services to its clients. The Company recognizes revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) No. 605, Revenue Recognition. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

Cost of Revenue

Cost of revenue consists of wages, related payroll taxes, workers compensation, and employee benefits of the Company’s employees while they work on contract assignment as temporary staff of the Company’s customers.

Members’ Equity, Personal Assets and Income Taxes

Net income, loss, capital gains and cash distributions pertaining to the Company are allocated to its members in accordance with the provisions of the Company’s operating agreements. The operating agreements provide that all items of net income, loss, capital gain and cash distributions be allocated among the members based upon their respective percentage interest. There is only one class of members’ interest, whose rights are governed and set forth in the operating agreements.

In accordance with the generally accepted method of presenting limited liability company financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of net income of the LLCs, or any provision for federal income taxes.

The Company is taxed as a limited liability company (“LLC”) under the provisions of federal and state tax codes. Under federal laws, taxes based on income of a limited liability company are payable by the LLC members individually. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements. A provision for California franchise tax has been recorded in costs and expenses in the accompanying financial statements at a statutory amount based on gross receipts under California laws.

Recent Accounting Pronouncements

Adopted

In May 2011, the Financial Accounting Standards Board ("FASB") issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements. The standard is effective for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The adoption of this accounting standard did not have a material impact on our financial statements and related disclosures.

Not Adopted

In December 2011, the FASB issued ASU No. 2011-11: Balance Sheet (topic 210): Disclosures about Offsetting Assets and Liabilities, which requires new disclosure requirements mandating that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, the standard requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. This ASU is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Entities should provide the disclosures required retrospectively for all comparative periods presented. We are currently evaluating the impact of adopting ASU 2011-11 on the consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

7

4. ACCOUNTS RECEIVABLE

The Company’s accounts receivable consists of the following as of:

	September 30, 2012	December 31, 2011
Account receivable	$607,679	$506,718
Less: factored accounts receivable	(510,328)	(420,332)
	97,351	86,386
Allowance for doubtful accounts	(29,824)	(29,824)
	$67,527	$56,562

5. RELATED PARTY TRANSACTIONS

From time to time, the Company advances amounts to, as well as receives payments from, a related party, an affiliate company under common control by the same shareholders of First Rate Staffing, LLC for working capital needs. As of September 30, 2012 and December 31, 2011, the amount due from the affiliate company is $125,994 and $23,198, respectively.

On March 1, 2012, the Company obtained an unsecured promissory note from a related party in the amount of $50,000, which is payable in full on April 1, 2015. On April 10, 2012, the Company obtained an unsecured promissory note from a related party in the amount of $45,000, which is payable in full on April 10, 2015. On June 26, 2012, the Company obtained an unsecured promissory note from a related party in the amount of $109,826, which is due in full on June 1, 2015. These notes earn annual interest at a rate of 6%. For the nine months ended September 30, 2012 and 2011, interest expense was $4,741 and $0, respectively. During the reporting period, there were no financial covenant requirements under the notes.

6. CONTINGENCIES

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.

7. SUBSEQUENT EVENTS

On December 12, 2012, the Company obtained an unsecured promissory note from a related party in the amount of $100,652, which is payable in full on December 31, 2015. These note earns annual interest at a rate of 6%.

Management has evaluated subsequent events through January 24, 2013, the date upon which the financial statements were issued.

8

FIRST RATE STAFFING, INC.

FINANCIAL STATEMENTS

December 31, 2011 and 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

First Rate Staffing, Inc.:

We have audited the accompanying balance sheets of First Rate Staffing, Inc. (the “Company”) as of December 31, 2011 and 2010, and the related statements of operations, changes in shareholders’ equity (deficit), and cash flows for the year ended December 31, 2011 and the period from March 24, 2010 (Inception) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to the above present fairly, in all material respects, the financial position of First Rate Staffing, Inc. as of December 31, 2011 and 2010, and the results of its operations and cash flows for the year ended December 31, 2011 and the period from March 24, 2010 (Inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred an accumulated deficit of $57,884 from inception to December 31, 2011. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

June 25, 2012

FIRST RATE STAFFING, INC.
BALANCE SHEETS

	December 31, 2011	December 31, 2010

ASSETS

Current Assets
Cash	$116	$10,340
Accounts receivables, net	7,397	12,579
Total current assets	7,513	22,919

Deposits and other assets	9,692	9,692

Total Assets	$17,205	$32,611

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Bank overdraft	$456	$1,504
Accounts payable	3,662	3,662
Due to affiliate company	23,198	-
Other current liabilities	265	2,456
Total current liabilities	27,581	7,622
Total Liabilities	27,581	7,622

Shareholders' Equity (Deficit)
Common stock; $0.001 par value; 75,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2011 and 2010	-	-
Additional paid-in capital	47,508	40,670
Accumulated deficit	(57,884)	(15,681)
Total Shareholders' Equity (Deficit)	(10,376)	24,989

Total Liabilities and Shareholders' Equity (Deficit)	$17,205	$32,611

Page 2	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
STATEMENTS OF OPERATIONS

		From March 24, 2010
	For the year ended	(Inception) to
	December 31, 2011	December 31, 2010

Revenues	$1,324,497	$685,346
Cost of revenues	(1,177,761)	(616,188)
Gross profit	146,736	69,158

Operating expenses	171,963	77,321
Loss from operations	(25,227)	(8,163)

Other income (expenses):
Interest expense	(17,131)	(7,518)
Other income	200	-
	(16,931)	(7,518)
Loss before income tax	(42,158)	(15,681)

Income tax expense	45	-

Net loss	$(42,203)	$(15,681)

Page 3	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
For the period from March 24, 2010 (Inception) to December 31, 2011

			Additional		Total
	Common Stock		Paid-In	Accumulated	Shareholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance, March 24, 2010 (Inception)	-	$-	$-	$-	$-

Proceeds from shareholders	-	-	40,670	-	40,670
Net loss	-	-	-	(15,681)	(15,681)

Balance, December 31, 2010	-	-	40,670	(15,681)	24,989

Proceeds from shareholders	-	-	6,838	-	6,838
Net loss	-	-	-	(42,203)	(42,203)

Balance, December 31, 2011	-	$-	$47,508	$(57,884)	$(10,376)

Page 4	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
STATEMENTS OF CASH FLOWS

		From March 24, 2010
	For the year ended	(Inception) to
	December 31, 2011	December 31, 2010

Operating Activities:
Net loss	$(42,203)	$(15,681)
Changes in operating assets and liabilities:
Accounts receivable	5,182	(12,579)
Deposits and other assets	-	(9,692)
Accounts payable	(2,191)	3,662
Due to affiliate company	23,198	-
Other current liabilities	-	2,456
Net cash used in operating activities	(16,014)	(31,834)

Financing Activities:
Changes in bank overdraft	(1,048)	1,504
Proceeds from shareholders	6,838	40,670
Net cash provided by financing activities	5,790	42,174

Net change in cash	(10,224)	10,340
Cash, beginning of period	10,340	-
Cash, end of period	$116	$10,340

Supplemental disclosure of cash flow information:
Cash paid for interest	$17,131	$7,518
Cash paid for taxes	$45	$-

Page 5	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

First Rate Staffing, Inc. (the “Company”), was incorporated on March 24, 2010 in Nevada as a C-Corporation, and is registered to do business in Arizona. The Company provides recruiting and staffing services for temporary positions for light industrial, distribution centers, assembly, and clerical to its clients in Arizona, with an option for the clients and candidates to choose the most beneficial working arrangements.

2. BASIS OF PRESENTATION

The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and include all the notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2011 and 2010. Under the terms of the Company’s bank agreements, outstanding checks in excess of the cash balances in the Company’s primary disbursement accounts create a bank overdraft liability. Bank overdrafts were $456 and $1,504 at December 31, 2011 and 2010.

Page 6	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable and Factoring

Accounts receivable billed are carried at original amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts as of December 31, 2011 and 2010 are zero.

The Company entered into an accounts receivable factoring arrangement with a non-related third party financial institution (the "Factor"). Pursuant to the terms of the arrangement, the Company, from time to time, shall sell to the Factor certain of its accounts receivable balances on a non-recourse basis for credit approved accounts. The Factor shall then remit 90% of the accounts receivable balance to the Company, with the remaining balance, less fees to be forwarded to the Company once the Factor collects the full accounts receivable balance from the customer. An administrative fee of 1.65% is charged on the gross amount of Accounts Receivables assigned to Factor, plus interest to be calculated at 0.075% per day on late invoices. The total amount of accounts receivables factored was $64,614 and $70,842 at December 31, 2011 and 2010, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, accounts receivable, and accounts payable. The estimated fair value of these instruments approximates its carrying amount due to the short maturity of these instruments.

Management believes it is not practical to estimate the fair value of due to shareholders because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit. Historically, the Company has not experienced any losses on deposits.

Page 7	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company’s policy is to maintain an allowance for doubtful accounts, if any, for estimated losses resulting from the inability of its customer to pay. However, if the financial condition of the Company’s customers were to deteriorate rapidly, resulting in nonpayment, the Company could be required to provide for additional allowances, which would decrease operating results in the period that such determination was made.

Revenue Recognition

The Company’s revenue is derived from providing temporary staffing services to its clients. The Company records its transactions under the accrual method of accounting whereby revenue is recognized on arrangements in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. For the year ended December 31, 2011 and the period from March 24, 2010 (Inception) to December 31, 2010, the Company generated revenue of $1,324,497 and $685,346, respectively.

Cost of Revenue

Cost of revenue consists of wages, related payroll taxes, workers compensation, and employee benefits of the Company’s employees while they work on contract assignment as temporary staff of the Company’s customers.

Income Taxes

As a result of the implementation of certain provisions of ASC 740, Income Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109), (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.

In 2010, the Company adopted Accounting for Uncertain Income Taxes under the provisions of ASC 740. ASC 740 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company did not recognize any additional liability for unrecognized tax benefits as a result of the adoption of ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

Page 8	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision determined using an estimate of our annual effective tax rate using enacted tax rates expected to apply to taxable income in the years in which they are earned, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment. Income taxes payable as of December 31, 2011 and 2010 was zero.

Recent Accounting Pronouncements

In January 2010, the FASB issued amended standards that require additional fair value disclosures. These disclosure requirements are effective in two phases. In the first quarter of 2010, we adopted the requirements for disclosures about inputs and valuation techniques used to measure fair value as well as disclosures about significant transfers. Beginning in the first quarter of 2011, these amended standards will require presentation of disaggregated activity within the reconciliation for fair value measurements using significant unobservable inputs (Level 3). These amended standards do not have a material impact on our financial statements or disclosures.

In May 2011, the Financial Accounting Standards Board ("FASB") issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements. The standard is effective for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not expect the adoption of this accounting guidance to have a material impact on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

4. GOING CONCERN

The Company has sustained operating losses of $57,884 since inception. The Company’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and / or obtain additional financing from its shareholders and / or other third parties.

Page 9	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS

4. GOING CONCERN (CONTINUED)

In order to address the need to satisfy its continuing obligations and realize its long term strategy, management’s plans include continuing to fund operations with cash received from financing activities. Further, the Company currently plans to start the process to become a public company in the United States to increase its visibility to potential investors.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

5. ACCOUNTS RECEIVABLE

The Company’s accounts receivable consists of the following as of:

	December 31
	2011	2010
Account receivable	$64,614	$70,842
Factor reserve at 10%	7,397	12,579
	72,011	83,421
Less: factored accounts receivable	(64,614)	(70,842)
	7,397	12,579
Allowance for doubtful accounts	-	-
	$7,397	$12,579

6. SHAREHOLDERS’ EQUITY

During the year ended December 31, 2011 and the period from March 24, 2010 (Inception) to December 31, 2010, the Company had received capital injections from shareholders in the amount of $6,838 and $40,670, respectively.

As of December 31, 2011 and 2010, the Company has 75,000,000 shares of common stock authorized, $0.001 par value per share, and no share issued and outstanding.

7. RELATED PARTY

From time to time, the Company advances amounts to, as well as receives payments from, a related party, an affiliate company under common control by the same shareholders of First Rate Staffing, Inc., for working capital needs. As of December 31, 2011 and 2010, the amount due to the affiliate company is $23,198 and $0, respectively.

Page 10	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS

8. INCOME TAXES

The Company accounts for income taxes in accordance with the "liability" method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reflected on the balance sheet when it is determined that it is more likely than not that the asset will be realized. This guidance also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some or all of the deferred tax asset will not be realized.

Due to the existence of a full valuation allowance against deferred tax assets, future changes in our unrecognized tax benefits will not impact the Company’s effective tax rate.

As a corporation, the Company is primarily subject to U.S. federal and state income tax. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. As of December 31, 2011 and 2010, the Company had no accruals for interest or penalties related to income tax matters.

The components of the provision for income taxes are summarized as follows:

For the period from March
	For the year ended	24, 2010 (Inception) to
	December 31, 2011	December 31, 2010
Current tax provision	$45	$-
Deferred tax provision	-	-
	$45	$-

The following reconciles income taxes reported in the financial statements to taxes that would be obtained by applying regular tax rates to income before taxes:

	December 31
	2011	2010
Expected tax benefit using regular rates	$16,863	$6,272
Valuation allowance	(16,863)	(6,272)
	$-	$-

8. CONTINGENCIES

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.

Page 11	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS

9. SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 25, 2012, the date upon which the financial statements were issued. Based on this evaluation, the Company has determined that no subsequent events have occurred which require disclosure through the date that these financial statements were issued.

Page 12	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC

FINANCIAL STATEMENTS

December 31, 2011 and 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Members of

First Rate Staffing, LLC:

We have audited the accompanying balance sheets of First Rate Staffing, LLC (the “Company”) as of December 31, 2011 and 2010, and the related statements of operations, changes in members’ equity, and cash flows for the year ended December 31, 2011 and the period from April 2, 2010 (Inception) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to the above present fairly, in all material respects, the financial position of First Rate Staffing, LLC as of December 31, 2011 and 2010, and the results of its operations and cash flows for the year ended December 31, 2011 and the period from April 2, 2010 (Inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia, LLP

Newport Beach, California

June 25, 2012

FIRST RATE STAFFING, LLC
BALANCE SHEETS

	December 31, 2011	December 31, 2010
ASSETS

Current Assets
Cash	$11,796	$2,310
Accounts receivables, net	56,562	36,037
Due from affiliate company	23,198	-
Prepaid expense	-	30,524
Total current assets	91,556	68,871

Deposits and other assets	32,691	1,431

Total Assets	$124,247	$70,302

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Bank overdraft	$13,468	$9,398
Accounts payable	4,800	5,060
Other current liabilities	3,100	5,946
Tax payable	-	6,800
Total current liabilities	21,368	27,204
Total Liabilities	21,368	27,204

Members' Equity
Members' contributions	24,255	27,992
Retained earnings	78,624	15,106
Total Members' Equity	102,879	43,098

Total Liabilities and Members' Equity	$124,247	$70,302

Page 2	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
STATEMENTS OF OPERATIONS

		From April 2, 2010
	For the year ended	(Inception) to
	December 31, 2011	December 31, 2010

Revenues	$4,774,545	$1,813,577
Cost of revenues	(4,356,262)	(1,677,495)
Gross profit	418,283	136,082

Operating expenses	297,500	96,787
Income from operations	120,783	39,295

Other expenses:
Interest expense, net	(50,164)	(17,389)
Other expense, net	(301)	-
	(50,465)	(17,389)

Income before income tax	70,318	21,906

Income tax expense	6,800	6,800

Net income	$63,518	$15,106

Page 3	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	Members		Total Members'
	Interests	Retained Earnings	Equity

Balance, April 2, 2010 (Inception)	$-	$-	$-

Contributions	52,325	-	52,325
Distributions	(24,333)	-	(24,333)
Net income	-	15,106	15,106

Balance, December 31, 2010	27,992	15,106	43,098

Contributions	492,867	-	492,867
Distributions	(496,604)	-	(496,604)
Net income	-	63,518	63,518

Balance, December 31, 2011	$24,255	$78,624	$102,879

Page 4	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
STATEMENTS OF CASH FLOWS

		From April 2, 2010
	For the year ended	(Inception) to
	December 31, 2011	December 31, 2010

Operating Activities:
Net income	$63,518	$15,106
Adjustments to reconcile net income to net cash used by operating activities:
Provision for doubtful accounts receivable	29,824	-
Changes in operating assets and liabilities:
Accounts receivable	(50,349)	(36,037)
Due from affiliate company	(23,198)	-
Prepaid expense	30,524	(30,524)
Accounts payable	(260)	5,060
Other current liabilities	(2,846)	5,946
Tax payable	(6,800)	6,800
Deposits and other assets	(31,260)	(1,431)
Net cash provided by (used in) operating activities	9,153	(35,080)

Financing Activities:
Changes in bank overdraft	4,070	9,398
Contributions from members	492,867	52,325
Distributions to members	(496,604)	(24,333)
Net cash provided by financing activities	333	37,390

Net change in cash	9,486	2,310
Cash, beginning of period	2,310	-
Cash, end of period	$11,796	$2,310

Supplemental disclosure of cash flow information:
Cash paid for interest	$50,173	$17,389
Cash paid for taxes	$13,600	$-

Page 5	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

First Rate Staffing, LLC (the “Company”), was formed on April 2, 2010 as a limited liability company in California. The Company provides recruiting and staffing services for temporary positions for light industrial, distribution centers, assembly, and clerical to its clients in California, with an option for the clients and candidates to choose the most beneficial working arrangements.

2. BASIS OF PRESENTATION

The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and include all the notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2011 and 2010. Under the terms of the Company’s bank agreements, outstanding checks in excess of the cash balances in the Company’s primary disbursement accounts create a bank overdraft liability. Bank overdrafts were $13,468 and $9,398 at December 31, 2011 and 2010, respectively.

Page 6	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
NOTES TO FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable and Factoring

Accounts receivable billed are carried at original amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts as of December 31, 2011 and 2010 are $29,824 and $0, respectively.

The Company entered into an accounts receivable factoring arrangement with a non-related third party financial institution (the "Factor"). Pursuant to the terms of the arrangement, the Company, from time to time, shall sell to the Factor certain of its accounts receivable balances on a non-recourse basis for credit approved accounts. The Factor shall then remit 90% of the accounts receivable balance to the Company, with the remaining balance, less fees to be forwarded to the Company once the Factor collects the full accounts receivable balance from the customer. An administrative fee of 1.65% is charged on the gross amount of Accounts Receivables assigned to Factor, plus interest to be calculated at 0.075% per day on late invoices. The total amount of accounts receivables factored was $506,718 and $355,648 at December 31, 2011 and 2010, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, accounts receivable, and accounts payable. The estimated fair value of these instruments approximates its carrying amount due to the short maturity of these instruments.

Management believes it is not practical to estimate the fair value of due to shareholders because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit. Historically, the Company has not experienced any losses on deposits.

Page 7	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
NOTES TO FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company’s policy is to maintain an allowance for doubtful accounts, if any, for estimated losses resulting from the inability of its customer to pay. However, if the financial condition of the Company’s customers were to deteriorate rapidly, resulting in nonpayment, the Company could be required to provide for additional allowances, which would decrease operating results in the period that such determination was made.

Revenue Recognition

The Company’s revenue is derived from providing temporary staffing services to its clients. The Company records its transactions under the accrual method of accounting whereby revenue is recognized on arrangements in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. For the year ended December 31, 2011 and the period from April 2, 2010 (Inception) to December 31, 2010, the Company generated revenue of $4,774,545 and $1,813,577, respectively.

Cost of Revenue

Cost of revenue consists of wages, related payroll taxes, workers compensation, and employee benefits of the Company’s employees while they work on contract assignment as temporary staff of the Company’s customers.

Members’ Equity, Personal Assets and Income Taxes

Net income, loss, capital gains and cash distributions pertaining to the Company are allocated to its members in accordance with the provisions of the Company’s operating agreements. The operating agreements provide that all items of net income, loss, capital gain and cash distributions be allocated among the members based upon their respective percentage interest. There is only one class of members’ interest, whose rights are governed and set forth in the operating agreements.

In accordance with the generally accepted method of presenting limited liability company financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of net income of the LLCs, or any provision for federal income taxes.

The Company is taxed as a limited liability company (“LLC”) under the provisions of federal and state tax codes. Under federal laws, taxes based on income of a limited liability company are payable by the LLC members individually. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements. A provision for California franchise tax has been recorded in costs and expenses in the accompanying financial statements at a statutory amount based on gross receipts under California laws.

Page 8	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
NOTES TO FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In January 2010, the FASB issued amended standards that require additional fair value disclosures. These disclosure requirements are effective in two phases. In the first quarter of 2010, we adopted the requirements for disclosures about inputs and valuation techniques used to measure fair value as well as disclosures about significant transfers. Beginning in the first quarter of 2011, these amended standards will require presentation of disaggregated activity within the reconciliation for fair value measurements using significant unobservable inputs (Level 3). These amended standards do not have a material impact on our financial statements or disclosures.

In May 2011, the Financial Accounting Standards Board ("FASB") issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements. The standard is effective for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not expect the adoption of this accounting guidance to have a material impact on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

4. ACCOUNTS RECEIVABLE

The Company’s accounts receivable consists of the following as of:

	December 31
	2011	2010
Account receivable	$506,718	$355,648
Factor reserve at 10%	60,457	36,037
Chargebacks	25,929	-
	593,104	391,685
Less: factored accounts receivable	(506,718)	(355,648)
	86,386	36,037
Allowance for doubtful accounts	(29,824)	-
	$56,562	$36,037

Page 9	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
NOTES TO FINANCIAL STATEMENTS

5. RELATED PARTY

From time to time, the Company advances amounts to, as well as receives payments from, a related party, an affiliate company under common control by the same shareholders of First Rate Staffing, LLC for working capital needs. As of December 31, 2011 and 2010, the amount due from the affiliate company is $23,198 and $0, respectively.

6. CONTINGENCIES

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.

7. SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 25, 2012, the date upon which the financial statements were issued. Based on this evaluation, the Company has determined that no subsequent events have occurred which require disclosure through the date that these financial statements were issued.

Page 10	The accompanying notes are an integral part of these financial statements.